                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                             EVOLVE SOFTWARE, INC.

     Evolve Software, Inc. a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     A. The name of the corporation is Evolve Software, Inc. The corporation was originally incorporated under the name "Cortez Software International, Inc." The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on February 24, 1995.

     B. Pursuant to Sections 228, 242 and 245 of the General Corporation Law of the state of Delaware, this Amended and Restated Certificate of Incorporation has been duly adopted by the written consent of the stockholders of this corporation following prompt written notice to the stockholders of the corporation, and restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation and all Certificates of Designation of Preferred Stock of this corporation.

     C. The text of the Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read as follows:
                                      I.

     The name of this corporation is "Evolve Software, Inc." (the
"Corporation").


                                      II.

     The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc. in New Castle County.


                                     III.

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                      IV.

     (a) Authorized Stock.  This Corporation is authorized to issue two classes
         ----------------
of shares, designated "Preferred Stock" and "Common Stock." The total number of shares which this Corporation shall have authority to issue is 250,000,000 of which 150,000,000 shares shall be Common Stock, with a par value of $.01, and 100,000,000 shares shall be Preferred Stock, with a par value of $.01.

     (b) Preferred Stock.  The shares of Preferred Stock may be issued form time
         ---------------
to time in one or more series. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (1) The number of shares constituting that series and the distinctive designation of that series;

          (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights or priority, if any, of payment of dividends on shares of that series;

          (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (4) Whether that series shall have conversion rights, in addition to the conversion rights provided by law, and, if so, the terms of such conversion rights;

          (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (7) The rights and shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

          (8) Any other relative or participating rights, preferences and limitations of that series.

     (c)  Series A, Series B, Series C, Series D, Series E, Series F, Series G
          --------------------------------------------------------------------
and Series H Preferred Stock.  The first series of Preferred Stock shall be
----------------------------
designated Series A Preferred Stock ("Series A Preferred Stock") and shall consist of 1,167,500 shares. The second series of Preferred Stock shall be designated Series B Preferred Stock ("Series B Preferred Stock") and shall consist of 3,075,000 shares. The third series of Preferred Stock shall be designated Series C Preferred Stock (the "Series C Preferred Stock") and shall consist of 1,000,000 shares. The fourth series of Preferred Stock shall be designated Series D Preferred Stock (the "Series D Preferred Stock") and shall consist of 2,940,000 shares. The fifth series of Preferred Stock shall be designated Series E Preferred Stock (the "Series E Preferred Stock") and shall consist of 2,000,000 shares. The sixth series of Preferred Stock shall be designated Series F Preferred Stock (the "Series F Preferred Stock") and shall consist of 17,600,000 shares. The seventh series of Preferred Stock shall be designated Series G Preferred Stock (the "Series G Preferred Stock") and shall consist of 35,000,000 shares. The eighth series of Preferred Stock shall be designated Series H Preferred Stock (the "Series H Preferred Stock") and shall consist of [35,715,000] shares.

     A statement of the rights, preferences, privileges and restrictions granted to or imposed on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock and the holders thereof is as follows:

          (1)  Dividends.
               ---------

               (a) For purposes of this Certificate of Incorporation, (i) any other series of Preferred Stock entitled to dividends and liquidation preference on a parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock shall be referred to as "Parity Preferred Stock," (ii) any other series of Preferred Stock ranking senior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, with respect to dividends and liquidation preference shall be referred to as "Senior Stock," and (iii) the Common Stock and any series of Preferred Stock ranking junior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock with respect to dividends and liquidation preference shall be referred to as "Junior Stock."

               (b) After the full dividend preference for holders of Senior Stock has been paid or declared and set apart for payment, the holders of outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, shall be entitled to receive in any fiscal year, when, if and as declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at an annual rate of 10% of the Series A Original Issue Price, Series B Original Issue Price, Series C Original Issuance Price, Series D Original Issuance Price, Series E Original Issuance Price, Series F Original Issuance Price, Series G Original Issue Price and Series H Original Issue Price, respectively, per share. Such dividends shall be payable, when, if and as declared by the Board of Directors. The right to such dividends shall not be cumulative, and no right shall accrue to holders of Preferred Stock by reason of the fact that dividends on such shares were not declared in any prior year, nor shall any undeclared or unpaid dividends bear or accrue interest. Dividends may be declared or paid upon shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Junior Stock or Common Stock in any fiscal year of the Corporation only if dividends at the annual rates set forth above shall have been paid or declared and set apart upon all shares of Series G Preferred Stock Preferred and Series H Preferred Stock for such fiscal year. Dividends may be declared or paid upon shares of Junior Stock or Common Stock in any fiscal year of the Corporation only if dividends at the annual rates set forth above shall have been paid or declared and set apart upon all shares of Preferred Stock for such fiscal year. No dividend shall be declared or paid with respect to the Common Stock unless at the same time equivalent dividends (which shall be in addition to the dividends on the Preferred Stock referred to in the preceding sentence) are declared or paid with respect to all shares of Preferred Stock. The terms "Series A Original Issue Price," "Series B Original Issue Price," "Series C Original Issue Price,""Series D Original Issue Price,""Series E Original Issue Price,""Series F Original Issue Price," "Series G Original Issue Price", and "Series H Preferred Stock" as used herein, shall mean $0.40 per share, $1.00 per share, $1.00 per share, $1.00 per share, $2.00 per share, $0.6534 per share, $0.3571 and $0.70 per share, respectively.

               (c) In the event that the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though such holders of Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Preferred Stock are convertible pursuant to Section 3(a) as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          (2)  Liquidation Preference.
               ----------------------

               (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary:

          (i) After setting apart or paying in full the preferential amounts due to holders of Senior Stock, the holders of the Series G Preferred Stock and Series H Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Junior Stock or Common Stock by reason of their ownership thereof, an amount equal to the Series G Original Issue Price for each share of Series G Preferred Stock then held by them, plus any declared but unpaid dividends on such shares (as adjusted for stock splits, stock dividends and similar events) (the "Series G Liquidation Preference") and an amount equal to the Series H Original Issue Price for each share of Series H Preferred Stock then held by them, plus any declared but unpaid dividends on such shares (as adjusted for stock splits, stock dividends and similar events) (the "Series H Liquidation Preference"). If, upon occurrence of such event the assets and funds thus distributed among the holders of the Series G Preferred Stock, Series H Preferred Stock and any Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then after setting apart or paying in full the preferential amounts due to holders of Senior Stock the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series G Preferred Stock, Series H Preferred Stock and Parity Stock in proportion to the number of shares and the respective liquidation preferences of Series G Preferred Stock, Series H Preferred Stock and Parity Stock held by each such holder.

          (ii) After payment has been made to holders of Series G Preferred Stock of the Series G Liquidation Preference and to holders of Series H Preferred Stock of the Series H Liquidation Preference and after setting apart or paying in full the preferential amounts due to holders of Senior Stock, the holders of the Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred Stock, Series B Preferred Stock Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Junior Stock or Common Stock by reason of their ownership thereof, an amount equal to the Series F Original Issue Price for each share of Series F Preferred Stock then held by them, plus any declared but unpaid dividends on such shares (as adjusted for stock splits, stock dividends and similar events) (the "Series F Liquidation Preference"). If, upon occurrence of such event the assets and funds thus distributed among the holders of the Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution after payment of the Series G Liquidation Preference and the Series H Liquidation Preference and after setting apart or paying in full the preferential amounts due to holders of Senior Stock shall be distributed among the holders of the F Preferred Stock and any Parity Stock in proportion to the number of shares of Series F Preferred Stock or Parity Stock held by each such holder.

          (iii) After payment has been made to holders of Series H Preferred of the Series H Liquidation Preference, to holders of Series G Preferred Stock of the Series G Liquidation Preference and to holders of Series F Preferred of the Series F Liquidation Preference and after setting apart or paying in full the preferential amounts due to holders of Senior Stock, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount equal to the Series A Original Issue Price for each share of Series A Preferred Stock then held by them and an amount equal to the Series B Original Issue Price for each share of Series B Preferred Stock then held by them, an amount equal to the Series C Original Issue Price for each share of Series C Preferred Stock then held by them, an amount equal to the Series D Original Issue Price for each share of Series D Preferred Stock then held by them, an amount equal to the Series E Original Issue Price for each share of Series E Preferred Stock then held by them, plus any declared but unpaid dividends on shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock then held by them (as adjusted for stock splits, stock dividends and similar events) (the "Series A Liquidation Preference", "Series B Liquidation Preference", "Series C Liquidation Preference", "Series D Liquidation Preference", and"Series E Liquidation Preference", respectively). If, upon occurrence of such event the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and any Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution after payment of the Series H Liquidation Preference, the Series G Liquidation Preference and the Series F Liquidation Preference and after setting apart or paying in full the preferential amounts due to holders of Senior Stock shall be distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Parity Stock in proportion to the product obtained by multiplying, in the case of Series A Preferred Stock, the number of shares of Series A Preferred Stock held by each such holder by the Series A Original Price, in the case of Series B Preferred Stock, the number of shares of Series B Preferred Stock held by each such holder by the Series B Original Issue Price, in the case of the Series C Preferred Stock, the number of shares of Series C Preferred Stock held by each such holder by the Series C Original Issue Price, in the case of the Series D Preferred Stock, the number of shares of Series D Preferred Stock held by each such holder by the Series D Original Issue Price, in the case of the Series E Preferred Stock, the number of shares of Series E Preferred Stock held by each such holder by the Series E Original Issue Price, and in the case of Parity Stock, the number of shares of Parity Stock held by each such holder by the liquidation preference of such Parity Stock.

     After payment has been made to the holders of the Preferred Stock of their respective Liquidation Preferences, the holders of the Preferred Stock and the Common Stock shall be entitled to receive the remaining assets of the Corporation in proportion to the number of shares of Common Stock which would be held by each such holder if all shares of Preferred Stock were converted into Common Stock at the then effective applicable Conversion Prices (as defined in paragraph 3(a) below).

          (b) For purposes of this paragraph 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and to include, (i) the Corporation's sale of all or substantially all of its assets or
(ii) any reorganization, merger, consolidation or similar transaction which would result in the transfer of voting equity securities of the Corporation representing more than fifty percent (50%) of all voting equity securities of the Corporation immediately prior to such transaction.

          (c) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined by the Board of Directors in the good faith exercise of its reasonable business judgment. Any securities shall be valued as follows:

              (i) Securities not subject to restrictions on free marketability:

                  (1) If traded on a securities exchange or through Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                  (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                  (3) If there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

              (ii) The method of valuation of securities subject to restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(1), (2) or
(3) to reflect the approximate fair market value thereof, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

          (3) Conversion.  The holders of the Preferred Stock shall have
              ----------
conversion rights as follows (the "Conversion Rights"):

               (a)  Right to Convert.
                    ----------------

          Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock,

Series G Preferred Stock and Series H Preferred Stock shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.70, in the case of the Series H Preferred Stock, and $0.36 in the case of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, by the applicable Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price shall initially be equal to $0.70, in the case of the Series H Preferred Stock, and $0.36 in the case of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock. The Conversion Price shall be subject to adjustment as hereinafter provided.

          Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock shall automatically be converted into shares of Common Stock at the then effective applicable Conversion Price (i) in the event of the effectiveness of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "Securities Act"), covering the offer and sale of Common Stock for the account of the Corporation to the public at an offering price to the public of not less than $1.00 per share (appropriately adjusted in the event of a stock split, reverse split, recapitalization or similar event after the date of this Amended and Restated Certificate of Incorporation), and at an aggregate offering price of not less than $10,000,000 (prior to underwriter commissions and expenses), or (ii) at the election of the holders of a majority of the outstanding shares of the Preferred Stock.

          Each share of Series H Preferred Stock shall automatically be converted into shares of Common Stock at the then effective applicable Conversion Price (i) in the event of the effectiveness of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "Securities Act"), covering the offer and sale of Common Stock for the account of the Corporation to the public at an offering price to the public of not less than $1.40 per share (appropriately adjusted in the event of a stock split, reverse split, recapitalization or similar event after the date of this Amended and Restated Certificate of Incorporation), and at an aggregate offering price of not less than $20,000,000 (prior to underwriter commissions and expenses), or (ii) at the election of the holders of a majority of the outstanding shares of the Series H Preferred Stock.

          (b) Mechanics of Conversion.  No fractional shares of Common Stock
              -----------------------
shall be issued upon conversion of Preferred Stock. In lieu of any fractional share to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock as determined by the Board of Directors. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Common Stock. Except as set forth in the following sentence, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act, the conversion shall be conditioned upon the closing of such public offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to such closing.

               (c) Adjustments to Conversion Price for Diluting Issues.
                   ---------------------------------------------------

                         (i) Special Definitions.  For purposes of this
                             -------------------
paragraph 3, the following definitions shall apply:

                             (1) "Options" shall mean rights, options or
                                  -------
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                             (2) "Convertible Securities" shall mean any
                                  ----------------------
evidences of indebtedness, shares (other than Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                             (3) "Additional Shares of Common Stock" shall mean
                                  ---------------------------------
all shares of Common Stock issued (or, pursuant to paragraph 3(c)(iii), deemed to be issued) by the Corporation after the first issuance of shares of Series H Preferred Stock (the "Original Issue Date") other than shares of Common Stock issued or issuable:

                                  (A) upon conversion of shares of Preferred
Stock;

                                  (B) to officers, directors or employees of, or
consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other stock incentive program, including without limitation sales of shares to such persons pursuant to restricted stock purchase agreements (collectively, the "Plans") approved by the Board of Directors, up to a maximum of 37,250,000 shares of Common Stock which maximum includes shares issued pursuant to the Plans prior to the date of filing of this Amended and Restated Certificate of Incorporation;

                                  (C) as a dividend or distribution on Preferred
Stock or in connection with any stock split, stock dividend or similar transaction;

                                  (D) upon exercise or conversion of warrants to
purchase shares of Preferred Stock or Common Stock issued in connection with (1) equipment lease financing transactions with institutions regularly engaged in equipment leasing or (2) bank lending if such transactions are approved by the Board of Directors, and the issuance of such warrants is not principally for the purpose of raising additional equity capital for the Corporation;

                                  (E) securities issued to joint venture
partners or in connection with other strategic alliances approved by the Board of Directors which involve the grant of licenses or localization, distribution, OEM, bundling, manufacturing or resale rights with respect to the Company's products or technology; and

                                  (F) securities offered to the public pursuant
to a registration statement filed under the Securities Act;

                                  (G) securities issued pursuant to the
acquisition of another corporation by the Company by merger, purchase of substantially all of the assets of the other corporation, or other reorganization; and

                                  (H) by way of dividend or other distribution
on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C), (D), (E), (F) or (G) or on shares of Common Stock so excluded.

                         (ii)  No Adjustment of Conversion Price: No adjustment
                               ---------------------------------
in the Conversion Price of a particular share of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Preferred Stock. No adjustment in the Conversion Price shall be made pursuant to paragraph
(iv) below as a result of any stock dividend or subdivision which causes an adjustment in the Conversion Price pursuant to Section 3(d) below.

                         (iii)  Deemed Issue of Additional Shares of Common
                                -------------------------------------------
Stock. In the event the Corporation at any time or from time to time after the
-----
Original Issue Date shall issue any Options or Convertible Securities (other than as provided in paragraphs (i)(3)(B), (D) and (E) of this Section 3(c)) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that (1) for purposes of determining whether adjustment of the Conversion Price of any Series of Preferred Stock is required, the Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph 3(c)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price of such Series of Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any case in which Additional Shares of Common Stock are deemed to be issued:

                                  (A) no further adjustment in the applicable
Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                  (B) if such Options or Convertible Securities
by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, each Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                                  (C) no readjustment pursuant to clause (B)
above shall have the effect of increasing any Conversion Price to an amount which exceeds the lower of (i) such Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                         (iv) Adjustment of Conversion Price Upon Issuance of
                              -----------------------------------------------
Additional Shares of Common Stock. (A) In the event this Corporation shall issue
---------------------------------
Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph 3(c)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) which shall be determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock issued and outstanding immediately prior to such issue, (ii) the number of shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue, (iii) the number of shares of Common Stock issuable upon exercise of outstanding options and (iv) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the sum of (1) the number of shares of Common Stock issued and outstanding immediately prior to such issue, (2) the number of shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue and (3) the number of shares of Common Stock issuable upon exercise of outstanding options and (4) the number of such Additional Shares of Common Stock so issued.

                         (v) Determination of Consideration. For purposes of
                             ------------------------------
this paragraph 3(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                             (1) Cash and Property.  Such consideration shall:
                                 -----------------

                                 (A) insofar as it consists of cash, be computed
at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                 (B) insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment; and

                                 (C) in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

                             (2) Options and Convertible Securities. The
                                 ----------------------------------
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph 3(c)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                 (x) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                 (y) the maximum number of shares of Common
Stock (as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (d) Adjustments for Stock Dividends, Subdivisions, Combinations, or
              ---------------------------------------------------------------
Consolidations.  In the event the Corporation shall pay a stock dividend on the
--------------
Common Stock, or the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such subdivision or combination shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

          (e) No Impairment.  Unless approved in accordance with paragraph (5)
              -------------
hereof the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock against impairment.

          (f) Notices of Record Date.  In the event that this Corporation
              ----------------------
shall propose at any time:

                         (i)   to declare any dividend or distribution upon its
Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                         (ii)  to offer for subscription pro rata to the holders
of any class or series of its stock any additional shares of stock of any class or series or other rights;

                         (iii) to effect any reclassification or
recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                         (iv)  to merge with or into any other corporation
(other than a merger in which the holders of the outstanding voting equity securities of the Corporation immediately prior to such merger hold more than fifty percent (50%) of the voting power of the surviving entity immediately following such merger), or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock:

                               (1)   at least twenty (20) days' prior written
notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                               (2)   in the case of the matters referred to in
(iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of this Corporation and shall be deemed given when so mailed.

          (g) Recapitalization.  If at any time or from time to time there shall
              ----------------
be a recapitalization of the Common Stock (other than a transaction treated as a sale of assets for purposes of paragraph 2 or a subdivision or combination as set forth in paragraph 3(d)) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of Common Stock deliverable upon conversion of each share of such series would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Prices then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (h) Adjustments for Other Distributions.  In the event the Corporation
              -----------------------------------
at any time, or from time to time, makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this paragraph 3, then and in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred Stock, as the case may be, been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this paragraph 3 with respect to the rights of the holders of the Preferred Stock.

          (i) Certificates as to Adjustments.  Upon the occurrence of each
              ------------------------------
adjustment or readjustment of the Conversion Prices pursuant to this paragraph 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of the Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of the Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (1) such applicable adjustments and readjustments, (2) the applicable Conversion Prices at the time in effect, and
(3) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's Preferred Stock. Any certificate sent to the holders of the Preferred Stock pursuant to this paragraph 3(i) shall be signed by an officer of the Corporation.

          (j) Reservation of Shares Issuable Upon Conversion.  The Corporation
              ----------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, and Series H Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock Series, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (4)  Voting Rights and Directors.
          ---------------------------

          (a) Except as otherwise required by law, the holders of Series A Preferred Stock, Series B Preferred Stock Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, and Series H Preferred Stock, and the holders of Common Stock shall be entitled to notice of any shareholders' meeting and to vote as a single class upon any matter submitted to the shareholders for a vote, as follows: (i) each holder of

Preferred Stock shall have one vote for each full share of Common Stock into which its respective shares of Preferred Stock would be convertible on the record date for the vote and (ii) the holders of Common Stock shall have one vote per share of Common Stock.

          (b) As long as the number of shares of Common Stock issuable upon conversion of shares of outstanding shares of Series F Preferred Stock is not less than 12.5% of the aggregate number of shares of Common Stock of the Corporation, after giving effect to the conversion of all shares of Preferred Stock and other securities of the Corporation convertible into Common Stock, the holders of such shares of Series F Preferred Stock shall be entitled to elect one (1) director of this Corporation at each annual election of directors. As long as the number of shares of Common Stock issuable upon conversion of shares of outstanding shares of Series G Preferred Stock is not less than 22% of the aggregate number of shares of Common Stock of the Corporation, after giving effect to the conversion of all shares of Preferred Stock and other securities of the Corporation convertible into Common Stock, the holders of such shares of Series G Preferred Stock shall be entitled to elect two (2) directors of this Corporation at each annual election of directors. As long as the number of shares of Common Stock issuable upon conversion of shares of outstanding shares of Series G Preferred Stock is not less than 12.5% of the aggregate number of shares of Common Stock of the Corporation, after giving effect to the conversion of all shares of Preferred Stock and other securities of the Corporation convertible into Common Stock, the holders of such shares of Series G Preferred Stock, shall be entitled to elect one (1) director of this Corporation at each annual election of directors. As long as the number of shares of Common Stock issuable upon conversion of shares of outstanding shares of Series H Preferred Stock is not less than 12.5% of the aggregate number of shares of Common Stock of the Corporation, after giving effect to the conversion of all shares of Preferred Stock and other securities of the Corporation convertible into Common Stock, the holders of such shares of Series H Preferred Stock, as the case may be, shall be entitled to elect one (1) director of this Corporation at each annual election of directors; provided however that such director shall be an exeprienced software and/or services sector executive or consultant who is reasonably acceptable to both the Corporation and Goldman, Sachs & Co. (the "Industry Expert"); provided further that until such Industry Expert is selected and appointed as a director of the Corporation, an officer of Goldman, Sachs & Co. reasonably acceptable to the Company shall serve on the Board of Directors. In the case of a vacancy (other than a vacancy caused by removal) in the office of a director occurring among directors elected by the holders of a class or series of stock pursuant to this Section 4(b), the remaining director so elected by that class or series (or if there is no such director remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence may be removed during the aforesaid term of office, whether with or without cause, by, and only by, the affirmative vote of holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to the unanimous written consent.

     (5)  Protective Provisions.
          ---------------------

          (a) In addition to any other rights provided by law, so long as at least 500,000 shares of Preferred Stock shall be outstanding (appropriately adjusted for stock splits, reverse splits, recapitalizations and similar events), this Corporation shall not without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Preferred Stock, voting together as a single class, on an as-converted to Common Stock basis:

              (i) amend or repeal any provision of, or add any provision to, this Corporation's Certificate of Incorporation or Bylaws or take any other action, if such action would change adversely the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock;

              (ii) authorize or issue any shares of any class or series of stock or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Corporation having any preference or priority over, the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock, with respect to voting, dividends or upon liquidation;

              (iii) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to any such preference or priority of the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock;

              (iv) consummate a reorganization, merger, consolidation or similar transaction which would result in the transfer of voting equity securities of the Corporation representing more than fifty percent (50%) of all voting equity securities of the Corporation immediately prior to such transaction, unless the value received for, or realizable in respect of, each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, determined in accordance with paragraph 2(c) as a result of such sale or other transaction or series of transactions exceeds $1.00;

              (v)    pay any dividend;

              (vi) repurchase any outstanding shares of stock of the Company, except for (i) repurchase of shares held by employees of the Company pursuant to repurchase agreements approved by the Board of Directors and (ii) redemption of shares of Preferred Stock;

              (vii) amend the Bylaws of the Company to increase the authorized number of directors of the Company.

          (b) In addition to any other rights provided by law, so long as at least 10,000,000 shares of Series G Preferred Stock shall be outstanding, this Corporation shall not without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series G Preferred Stock:

              (i) amend or repeal any provision of, or add any provision to, this Corporation's Certificate of Incorporation or Bylaws or take any other action, if such action would change adversely the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series G Preferred Stock, but would not so affect other series of Preferred Stock;

              (ii) amend paragraph 3(c)(i)(2)(B) hereof to increase the number of shares exempt from the definition of Additional Shares of Common Stock thereunder; or

              (iii) authorize any shares of any class or series of stock of the Corporation having any preference or priority over, or being on a parity with, the Series G Preferred Stock with respect to voting, dividends or upon liquidation.

          (c) In addition to any other rights provided by law, so long as at least 10,000,000 shares of Series H Preferred Stock shall be outstanding, this Corporation shall not without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series H Preferred Stock:

              (i) amend or repeal any provision of, or add any provision to, this Corporation's Certificate of Incorporation or Bylaws which adversely changes the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series H Preferred Stock;

              (ii) authorize any shares of any class or series of stock of the Corporation having any preference or priority over the Series H Preferred Stock with respect to dividends or upon liquidation.

     (6) Status of Converted Stock.  In the event any shares of Preferred
         -------------------------
Stock shall be converted pursuant to paragraph 3 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation, and the Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

     (7)  Residual Rights.  All rights accruing to the outstanding shares of
          ---------------
this Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.


                                      V.

          (a) Limitation of Directors' Liability.  The liability of the
              ----------------------------------
directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.

          (b) Indemnification of Corporate Agents.  This Corporation is
              -----------------------------------
authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under Delaware law.

          (c) Repeal or Modification.  Any repeal or modification of the
              ----------------------
foregoing provisions of this Article V by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                      VI.

     The Board of Directors of the corporation is expressly authorized to make, alter or repeal Bylaws of the corporation, but the stockholders may make additional Bylaws and may alter or repeal any Bylaw whether adopted by them or otherwise.


                                     VII.

     Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the corporation.


                                     VIII.

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

                                      IX.

     Vacancies created by the resignation of one or more members of the Board and newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.


                                      X.

     Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.


                                      XI.

     Except as set forth in Article V above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."

     IN WITNESS WHEREOF, Evolve Software, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by John Bantleman, its
President attested by J. Russell DeLeon, its Secretary, this    day of
                                                            ----
           , 1999.
-----------

                                             EVOLVE SOFTWARE, INC.



                                             ----------------------------------
                                             John Bantleman, President

ATTEST



----------------------------
J. Russell DeLeon, Secretary